UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): June 21, 2023

Kyndryl Holdings, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40853 (Commission File Number)	86-1185492 (I.R.S. Employer Identification No.)

One Vanderbilt Avenue, 15th Floor
New York, New York 10017
(Address of principal executive offices, and Zip Code)

212-896-2098
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2023, Kyndryl Holdings, Inc. (the “Company”) (i) entered into Amendment No. 1 (the “Revolver Amendment”) to the Five-Year Revolving Credit Agreement dated as of October 18, 2021 (the “Revolving Credit Agreement”) with the several banks and other financial institutions from time to time party thereto (the “Revolving Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent and (ii) entered into Amendment No. 1 (the “Term Amendment” and, together with the Revolver Amendment, the “Amendments”) to the Term Loan Credit Agreement dated as of October 18, 2021 (the “Term Loan Credit Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”) with the several banks and other financial institutions from time to time party thereto (the “Term Loan Lenders” and, together with the Revolving Lenders, the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent.

Each Amendment amended the respective Credit Agreement by replacing the London Interbank Offered Rate (LIBOR) as the interest rate benchmark for US Dollar borrowings with the Secured Overnight Financing Rate (SOFR). Other than the foregoing, the material terms of the Credit Agreements remain unchanged.

This summary description of the Amendments and the Credit Agreements, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments (each of which includes the respective amended Credit Agreement as an exhibit), which are filed as Exhibits 10.1 and 10.2 to this report, and are incorporated by reference herein.

In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and/or its subsidiaries for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the Five-Year Revolving Credit Agreement, dated as of June 21, 2023, among the Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.2	Amendment No. 1 to the Term Loan Credit Agreement, dated as of June 21, 2023, among the Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2023

KYNDRYL HOLDINGS, INC.

By:	/s/ Evan Barth
Name: Evan Barth
Title: Vice President, Associate General Counsel and Assistant Corporate Secretary